Exhibit 99.1

For Immediate Release

Investor Contact:	Neil Kerman
Vice President Corporate Finance
(781) 401-7152

Media Contact:	Denise Kaigler
Senior Vice President, Chief Communications Officer
(781) 401-7869

REEBOK CELEBRATES ITS 25TH ANNIVERSARY WITH A SALES INCREASE OF 12% AND AN EARNINGS PER SHARE INCREASE OF 42% IN THE THIRD QUARTER 2004 – THE LARGEST SALES AND EARNINGS PER SHARE QUARTER IN THE HISTORY OF THE COMPANY

Canton, MA, October 21, 2004 — Reebok International Ltd. (NYSE:RBK) today reported net income for the third quarter ended September 30, 2004 of $82 million or $1.36 per diluted share, an earnings per share increase of 42% when compared to net income of $63 million, or $.96 per diluted share in the third quarter of 2003.

Net sales for the 2004 third quarter were $1.165 billion, an increase of 12% from 2003’s third quarter net sales of $1.041 billion.  The acquisition of The Hockey Company, effective on June 30, 2004, favorably impacted sales comparisons as did foreign currency exchange rate fluctuations.  The Hockey Company results are included in the Reebok Brand for the third quarter of 2004.  On a constant dollar basis, third quarter sales increased approximately 9% over the prior year’s third quarter sales.  For the Reebok Brand, worldwide sales in the 2004 third quarter increased 12% to $1.003 billion compared to 2003’s third quarter sales of $892 million.

In the U.S., sales for the Reebok Brand increased 4% in the third quarter as compared with 2003’s third quarter.  The Company’s international sales of Reebok branded products amounted to $497 million in the quarter, an increase of 23% over 2003’s third quarter sales.

Sales for the Company’s other brands; Rockport, Ralph Lauren Footwear and The Greg Norman Collection, were $162 million in the third quarter of 2004 compared with 2003’s third quarter sales of $149 million, an increase of 9%.

The Company reported that its total worldwide backlog of open customer orders (including those of The Hockey Company which was recently acquired) scheduled for delivery from October 2004 through March 2005 for the Reebok Brand increased 5% from the prior year’s comparable amount.  On a constant dollar basis, overall backlog for the Reebok Brand increased 2%.

2004 3rd Quarter Results

October 21, 2004

Paul Fireman, the Company’s Chairman and Chief Executive Officer said, “I am pleased with our overall financial performance for the quarter.  We were able to increase our revenues and improve our operating margins despite some very challenging retail conditions in many of our key markets around the world.  One of our key strategic objectives entering 2004 was to improve the operating margins of the Company and we have achieved our goal in both the quarter and on a year-to-date basis.  Another goal for 2004 was to grow quality market share for our footwear business with those customers that support and enhance the essence of our Brand.  According to NPD, an independent market research firm, Reebok has achieved positive market share comparisons in the critical athletic specialty and sporting goods channels of distribution for 18 consecutive months.  As part of our strategy to grow quality market share, we continue to invest in three key product and marketing platforms: Performance, Rbk and Classic.  These three platforms have been instrumental in helping us to improve our operating results during the year.”

“The improvement in the Reebok Brand’s Performance positioning around the world is a strategic priority of the Company and we are making steady progress.  The Premier Series collection of Performance running footwear is an important element of this strategy.  We launched Premier approximately two years ago and we have been successful in consistently improving our penetration into running specialty accounts around the world.  Our success with running specialty accounts has allowed us to begin to expand Premier running products into the athletic specialty and sporting goods channels of distribution. And we are beginning to successfully execute our previously announced strategy to leverage the authenticity of Premier into other product offerings to reach multiple channels of distribution and a broader consumer base.  As a result, during the quarter sales of Reebok running products worldwide increased by 46%,” Fireman added.

“Our technology platforms also play a significant role in our performance positioning. We believe that consumers today are looking for technology and customization to improve the performance and fit of the products they purchase.  Over the past twelve months we have introduced several new enhancements to our DMX technology platform such as DMX Max and DMX Foam.  And we’ve introduced some new performance technologies such as Shear Strip.  However, our recent announcement concerning the introduction of an entirely new Pump technology that we refer to as Pump 2.0, is both exciting and revolutionary.  Pump 2.0 is self inflating and self regulating, providing the consumer with an incredible custom fit that enhances performance.  You will see the new Pump 2.0 running product being used at the upcoming N.Y. Marathon in November.  At the same time, we will make a limited number of pairs available at retail.  In 2005 we will begin our initial roll-out of the Pump 2.0 product in both the running and basketball categories,” Fireman said.

“Another important initiative in Reebok’s global performance strategy is our relationship with Yao Ming and the impact he will have in the Asia market.  We are working closely with The National Basketball Association (“NBA”) to develop an integrated marketing plan for China that leverages our partnerships with Yao and the NBA.  Last week, Reebok was a sponsor of the first ever NBA games in China where Yao Ming’s Houston Rockets played the Sacramento Kings in pre-season games in Beijing and Shanghai.  NBA All-Star Yao Ming also debuted at the China games his new signature shoe from Reebok, the NBA High Post.  We are optimistic that our association with the NBA and Yao will help us achieve our long-term goal to strengthen the Reebok Brand’s visibility and grow quality market share in Asia and throughout the world.”

2

“Our Rbk platform is evolving into a broader initiative that includes performance, classic and lifestyle product for both men and women.  We are introducing Rbk products in multiple categories such as basketball, running, training, tennis and boots for both the suburban and urban consumer.  The recent feedback we’ve received from both consumers and retailers regarding our Rbk branding is very positive.  Rbk is a big idea and we intend to leverage the possibilities across multiple segments of our business.  During the quarter, sales of Rbk footwear products endorsed by music icons 50 Cent and Jay-Z more than doubled from the prior year’s third quarter.  Our new Ice Cream footwear collection, inspired by Pharrell Williams, also had strong sell throughs in directional accounts which help to set the trends for future seasons.  In addition to Rbk music products, the Company will introduce several Rbk performance products to the market for the upcoming holiday season. The Answer 8, Iverson’s newest game shoe which he will debut in the 2004-2005 NBA season, will hit retail in November.  And the all new styling of our Above the Rim “ATR” basketball product collection will be seen at retail throughout the fourth quarter,” Fireman noted.

“Our third product and marketing platform, Reebok Classic, continued to perform well at retail during the all-important back-to-school season.  Reebok Classic has evolved into more of a lifestyle business that targets various consumer groups with several distinct product collections.  The Classic and lifestyle segments of Reebok’s footwear business provide us with a long-term growth opportunity with both Classic originals, retro styled Classic products and newer, more fashion forward, lifestyle collections,” Fireman added.

The Company reported that its gross margin for the third quarter of 2004 was 40.4%, an improvement of 80 basis points when compared with the gross margin of 39.6% in the third quarter of 2003.  “For the quarter, approximately one third of the margin improvement came from the U.S. with the balance of the improvement from our international business.  Primarily all of the international margin improvement resulted from the strengthening exchange rates in many of our international businesses,” Fireman said.

Worldwide inventories at September 30, 2004 totaled $505 million, compared to $411 million a year ago.  Accounts receivable at September 30, 2004 was $814 million compared to $687 million a year ago.  “The increase in inventory and accounts receivable is primarily related to our acquisition of The Hockey Company which was effective on June 30, 2004 and to the effects of currency,” Fireman noted. “Excluding the impact of The Hockey Company and currency, our inventory increased approximately $20 million or about 5%, and our accounts receivable increased about $16 million or 2%,” Fireman said.

The Company announced earlier today its intention to conduct an Exchange Offer for its outstanding $350 million Convertible Debentures.  The new $350 million Convertible Debentures that the Company plans to offer in exchange for the existing debentures will retain many of the same terms as the existing debentures but will have a net cash settlement feature that will allow holders to receive, on conversion, cash for the principal amount of the Debenture and stock for any remaining amount due.  The purpose of the exchange offer is to address changing accounting principles and the impact they may have on future reported earnings per share.  The Company will discuss the possible effect of the intended Exchange Offer on its earnings at its scheduled quarter-end conference call.

3

The Company noted that it had purchased 1,102,700 shares of its common stock for $37 million during the quarter.  “The acquisition of shares is in line with our previously announced strategy to utilize share buybacks to partially offset the dilutive effect of outstanding stock options,” Fireman added.  “During the first nine months of this year the Company has returned $95 million to shareholders in the form of dividends and share repurchases, representing approximately two-thirds of our after-tax earnings during that period,” Fireman noted.

“In summary, I am pleased with our performance in the quarter.  We achieved the largest sales and earnings per share results in the history of the Company.  Based on our results for the quarter and our goals for the balance of the year, we are re-affirming our most recent earnings guidance.  I believe that our strategies are sound and that we have the product, marketing and valuable partnerships around the world to enable us to increase our sales and earnings and to generate greater returns for our shareholders,” Fireman concluded.

This release includes forward-looking statements about the Company and its sales, revenues, earnings, spending, margins, cash flow, future orders, inventory, products, actions, plans, strategies, objectives and guidance with respect to the Company’s future operating results. These statements are based on our current expectations and are subject to certain risks and uncertainties that could cause the Company’s actual results to vary materially from the results discussed in those forward-looking statements. The Company assumes no obligation to update any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.  Factors that might cause such differences include — but are not limited to — the following: economic conditions in the Company’s major markets; competition; shifts in consumer preferences; the ability to maintain advantageous licenses with the Company’s licensors; risks associated with the Company’s international sales, distribution and manufacturing; increases in raw material prices; the Company’s ability to manage and forecast its growth and inventories; the loss of significant customers or suppliers; the effect of currency fluctuations; and other factors mentioned or incorporated by reference in this release and in the Company’s 2003 Annual Report on Form 10-K and quarterly reports on Form 10-Q, all of which are on file at the SEC.  In addition, there can be no assurance that Reebok will complete the exchange offer on the anticipated terms or at all.  With respect to any statements concerning future orders, the Company’s backlog position is not necessarily indicative of future sales because a significant portion of our business, including sales by Company-owned retail stores, Rockport,  Ralph Lauren Footwear and Greg Norman are not included in the futures.  In addition, many markets are not included in open orders since sales are made by independent distributors.  Finally, many orders may be cancelled, currency may fluctuate and the ratio of future orders to “at once” shipments may vary from year to year.  During our earnings call we may also discuss non-GAAP financial information.  The reconciliation of the comparable GAAP information and other analytical information will be available on our website.

This press release does not constitute an offer of any securities for sale.  Reebok urges investors and security holders to read its exchange offer materials, including the prospectus, S-4 Registration Statement, Schedule TO and related materials, when they become available, because they will contain important information about the exchange offer.  Investors and security holders will be able to obtain free copies of these documents through the web site maintained by the U.S. Securities and Exchange Commission at http//www.sec.gov or by contacting Reebok International Ltd., 1895 J.W. Foster Boulevard, Canton, Massachusetts 02021, (781) 401-5000, Attention: Treasury Department.

[Table follows]

4

Reebok International Ltd.

Financial Summary

	Three months ended September 30,
	2004	2003
Net sales	$1,164,733,000	$1,040,845,000
Net income	81,826,000	62,692,000
Average basic shares	58,472,000	59,008,000
Average diluted shares (1)	60,113,000	67,505,000
Basic earnings per share	$1.40	$1.06
Diluted earnings per share	$1.36	$0.96

	Nine months ended September 30,
	2004	2003
Net sales	$2,810,158,000	$2,641,701,000
Net income (2)	144,683,000	129,133,000
Average basic shares	57,873,000	59,324,000
Average diluted shares (1)	63,101,000	67,667,000
Basic earnings per share (2)	$2.50	$2.18
Diluted earnings per share (2)	$2.34	$1.99

1)              Assumes the dilutive effect of employee stock options and conversion of $250 million 4.25% Convertible Debentures into 6,483,402 shares of Reebok common stock through the Redemption date of 5/17/04.

2)              Includes the effect of a one-time after-tax earnings charge in May 2004 of $7,108 (or $.11 per share) resulting from the early redemption of the Company’s $250 million 4.25% Convertible Debentures..

Reebok International Ltd., headquartered in Canton, MA, is a leading worldwide designer, marketer and distributor of sports, fitness and casual footwear, apparel and equipment under the Reebok, Rockport, CCM, JOFA, KOHO and Greg Norman Brands and footwear under the Polo Ralph Lauren Brand.  Sales for 2003 totaled approximately $3.5 billion.

###

5

Reebok International Ltd

THREE MONTHS ENDED SEPTEMBER 30,

(Amounts in millions except per share data)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	2004	2003

Net sales	$1,164.7	$1,040.8
Cost of sales	694.1	629.1
Gross Margin	470.6	411.7
% of Net sales	40.4%	39.6%
Selling, general and administrative expenses	346.1	312.2
% of Net sales	29.7%	30.0%
Interest expense, net	4.3	4.6
Other expenses, net	(0.5)	—
Income before income taxes and minority interest	120.7	94.9
% of Net sales	10.4%	9.1%
Income taxes	36.8	29.8
Income before minority interest	83.9	65.1
Minority interest	2.1	2.4
Net income	$81.8	$62.7

Basic earnings per share	$1.40	$1.06
Diluted earnings per share (1)	$1.36	$0.96

Average basic shares	58,472	59,008
Average diluted shares (1)	60,113	67,505

(1)       Assumes conversion of $250.0 convertible debt into 6,483,402 shares of Reebok Common Stock in 2003.

Reebok International Ltd

NINE MONTHS ENDED SEPTEMBER 30,

(Amounts in millions except per share data)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	2004	2003

Net sales	$2,810.2	$2,641.7
Cost of sales	1,687.6	1,625.5
Gross Margin	1,122.6	1,016.2
% of Net sales	39.9%	38.5%
Selling, general and administrative expenses	883.4	808.8
% of Net sales	31.4%	30.6%
Interest expense, net	9.5	13.1
Other expenses, net	4.2	0.6
Loss on extinguishment of debt (1)	10.2
Income before income taxes and minority interest	215.3	193.7
% of Net sales	7.7%	7.3%
Income taxes	65.7	59.9
Income before minority interest	149.6	133.8
Minority interest	4.9	4.7
Net income	$144.7	$129.1

Basic earnings per share	$2.50	$2.18
Diluted earnings per share (2)	$2.34	$1.99

Average basic shares	57,873	59,324
Average diluted shares (2)	63,101	67,667

(1)       Costs related to the early redemption of the Company’s $250.0 million 4.25% Convertible Debentures

(2)       Assumes conversion of convertible debt into 6,483,402 shares of Reebok Common Stock through the redemption date of May 17, 2004.

Reebok International Ltd

COMPARATIVE SALES ANALYSIS

THREE MONTHS ENDED SEPTEMBER 30,

(Amounts in millions except per share data)

REPORTED DOLLARS

	2004 (a)	2003 (b)	Change 2004/2003

Reebok:
U.S.A - Footwear	$302.4	$279.4	8.2%
U.S.A - Apparel	204.1	207.6	-1.7%
	506.5	487.0	4.0%

International - Footwear	262.1	209.0	25.4%
International - Apparel	234.7	195.9	19.8%
	496.8	404.9	22.7%

Reebok Worldwide - Footwear	564.5	488.4	15.6%
Reebok Worldwide - Apparel	438.8	403.5	8.7%
	1,003.3	891.9	12.5%

Rockport	106.0	99.7	6.3%
Other Brands	55.5	49.2	12.8%

Total Company	$1,164.8	$1,040.8	11.9%

Footwear	$709.2	621.1	14.2%
Apparel	455.6	419.7	8.6%
Total Company	$1,164.8	$1,040.8	11.9%

CONSTANT DOLLARS

	2004 (a)	2003 (b)	Change 2004/2003

Reebok:
U.S.A - Footwear	$302.4	$279.4	8.2%
U.S.A - Apparel	204.1	207.6	-1.7%
	506.5	487.0	4.0%

International - Footwear	262.1	222.9	17.6%
International - Apparel	234.7	211.4	11.0%
	496.8	434.3	14.4%

Reebok Worldwide - Footwear	564.5	502.3	12.4%
Reebok Worldwide - Apparel	438.8	419.0	4.7%
	1,003.3	921.3	8.9%

Rockport	106.0	102.3	3.6%
Other Brands	55.5	49.3	12.6%

Total Company	$1,164.8	$1,072.9	8.7%

Footwear	$709.2	637.6	11.2%
Apparel	455.6	435.3	4.7%
Total Company	$1,164.8	$1,072.9	8.7%

(a)          Sales of The Hockey Company (acquired effective June 30, 2004) are included in Reebok Footwear and Apparel

(b)          Certain amounts in the prior year have been reclassified to conform to the 2004 presentation.

Reebok International Ltd

COMPARATIVE SALES ANALYSIS

NINE MONTHS ENDED SEPTEMBER 30,

(Amounts in millions except per share data)

REPORTED DOLLARS

	2004 (a)	2003 (b)	Change 2004/2003

Reebok:
U.S.A - Footwear	$842.3	$807.9	4.3%
U.S.A - Apparel	391.6	406.1	-3.6%
	1,233.9	1,214.0	1.6%

International - Footwear	622.7	547.1	13.8%
International - Apparel	524.5	461.0	13.8%
	1,147.2	1,008.1	13.8%

Reebok Worldwide - Footwear	1,465.0	1,355.0	8.1%
Reebok Worldwide - Apparel	916.1	867.1	5.7%
	2,381.1	2,222.1	7.2%

Rockport	280.9	281.2	-0.1%
Other Brands	148.2	138.4	7.1%

Total Company	$2,810.2	$2,641.7	6.4%

Footwear	$1,839.7	1,723.9	6.7%
Apparel	970.5	917.8	5.7%
Total Company	$2,810.2	$2,641.7	6.4%

CONSTANT DOLLARS

	2004 (a)	2003 (b)	Change 2004/2003

Reebok:
U.S.A - Footwear	$842.3	$807.9	4.3%
U.S.A - Apparel	391.6	406.1	-3.6%
	1,233.9	1,214.0	1.6%

International - Footwear	622.7	589.4	5.6%
International - Apparel	524.5	503.9	4.1%
	1,147.2	1,093.3	4.9%

Reebok Worldwide - Footwear	1,465.0	1,397.3	4.8%
Reebok Worldwide - Apparel	916.1	910.0	0.7%
	2,381.1	2,307.3	3.2%

Rockport	280.9	288.7	-2.7%
Other Brands	148.2	138.9	6.7%

Total Company	$2,810.2	$2,734.9	2.8%

Footwear	$1,839.7	1,774.0	3.7%
Apparel	970.5	960.9	1.0%
Total Company	$2,810.2	$2,734.9	2.8%

(a)          Sales of The Hockey Company (acquired effective June 30, 2004) are included in Reebok Footwear and Apparel

(b)          Certain amounts in the prior year have been reclassified to conform to the 2004 presentation.

Reebok International Ltd

September 30,

(Amounts in millions)

CONDENSED CONSOLIDATED BALANCE SHEETS

	2004	2003

ASSETS
Cash	$269.6	$452.2
Accounts receivable, net	814.1	687.3
Inventory	505.0	411.0
Other current assets	190.3	168.5
Total current assets	1,779.0	1,719.0

Property and equipment, net	166.9	142.2
Intangibles, net	286.8	66.9
Other non-current assets	53.2	40.1
Total	$2,285.9	$1,968.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Notes payable to banks	$39.6	$13.7
Current portion of long term debt	0.2	0.1
Accounts payable, accrued expenses and income taxes payable	605.9	561.9
Total current liabilities	645.7	575.7

Long term debt, net of current portion	459.3	353.1
Minority interest and other long term liabilities	35.1	44.4

Stockholders’ equity	1,145.8	995.0
Total	$2,285.9	$1,968.2

ADDITIONAL FINANCIAL INFORMATION

	September 30,
	2004	2003
Working capital	$1,133.3	$1,143.3
Current ratio	2.8	3.0
Days sales outstanding	59	54
Inventory turns	4.7	4.7
Total borrowings	$499.1	$366.9

Reebok International Ltd

ORDERS SCHEDULED FOR DELIVERY

	Percentage Change 2005/2004
For the period October 1 to March 31,	Reported Dollars	Constant Dollars

U.S.A.:

Footwear	+5.6%	+5.6%
Apparel	-1.4%	-1.4%

Total Domestic	+3.7%	+3.7%

International

Footwear	+10.9%	+3.1%
Apparel	+2.8%	-5.0%

Total International	+7.1%	-.7%

Total Reebok Brand

Footwear	+7.3%	+4.8%
Apparel	+.9%	-3.4%

Total Reebok Brand	+5.1%	+1.9%

Note: Includes open orders from The Hockey Company (acquired effective June 30, 2004)

Reebok International Ltd

RECONCILIATION OF REPORTED TO CONSTANT DOLLAR SALES

(Amounts in millions except per share data)

THREE MONTHS ENDED September 30,	2004	2003	Change 2004/2003

Reported Dollars:
Footwear	$709.2	$621.1	14.2%
Apparel	455.6	419.7	8.6%
Total Company	1,164.8	1,040.8	11.9%

Effect of Change in Foreign Currency Translation:
Footwear	—	16.5
Apparel	—	15.6
	—	32.1
Constant Dollars:
Footwear	709.2	637.6	11.2%
Apparel	455.6	435.3	4.7%
Total Company	$1,164.8	$1,072.9	8.7%

NINE MONTHS ENDED September 30,	2004	2003	Change 2004/2003

Reported Dollars:
Footwear	$1,839.7	$1,723.9	6.7%
Apparel	970.5	917.8	5.7%
Total Company	2,810.2	2,641.7	6.4%

Effect of Change in Foreign Currency Translation:
Footwear	—	50.1
Apparel	—	43.1
	—	93.2
Constant Dollars:
Footwear	1,839.7	1,774.0	3.7%
Apparel	970.5	960.9	1.0%
Total Company	$2,810.2	$2,734.9	2.8%

Reebok International Ltd

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(Amounts in millions)

Accounts receivable, net

Balance 09/30/03	$687.3

Balance 09/30/04	$814.1
Less:
Effect of currency	(21.8)
The Hockey Company	(88.7)
703.6

Increase	$16.3
% Increase	2.4%

Inventory

Balance 09/30/03	$411.0

Balance 09/30/04	$505.0
Less:
Effect of currency	(11.2)
The Hockey Company	(63.1)
430.7

Increase	$19.7
% Increase	4.8%

U.S.A. Footwear Net Sales Comparison

Net Sales for the Three Months Ended September 30, 2003:
As Reported - U.S. Footwear	$279.4

Net Sales for the Three Months Ended September 30, 2004:
As Reported - U.S. Footwear	$302.4
Add: Decrease in sales to Footstar locations, including those which were acquired by Footlocker, Inc.	7.4

Proforma - U.S. Footwear	309.8

Increase	$30.4
% Increase	10.9%